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                                                                EXHIBIT h(12)(b)





                      AMENDMENT TO PARTICIPATION AGREEMENT

                                  BY AND AMONG

                       AIM VARIABLE INSURANCE FUNDS, INC.,

                            A I M DISTRIBUTORS, INC.,

                     IDS LIFE INSURANCE COMPANY OF NEW YORK,
                             ON BEHALF OF ITSELF AND
                              ITS SEPARATE ACCOUNTS

                                       AND

                    AMERICAN EXPRESS FINANCIAL ADVISORS, INC.

                              --------------------

               Section 5.3 is hereby amended to add, at the end of the last sentence, the following:

                  IDS Life of New York's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.

         IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below on the 11th of November, 1997.



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                                          AIM VARIABLE INSURANCE FUNDS, INC.


Attest:  /s/ NANCY L. MARTIN              By:  /s/ ROBERT H. GRAHAM
       -----------------------------         ----------------------------------
         Nancy L. Martin                       Robert H. Graham
         Assistant Secretary                   President


                                          A I M DISTRIBUTORS, INC.


Attest:  /s/ NANCY L. MARTIN              By:  /s/ W.G. LITTLEPAGE
       -----------------------------         ----------------------------------
         Nancy L. Martin                       W.G. Littlepage
         Assistant Secretary                   Sr. Vice President


                                          IDS LIFE INSURANCE COMPANY OF
                                          NEW YORK, on behalf of itself and its
                                          separate accounts


Attest:  /s/ WILLIAM A. STOLTZMANN        By:    /s/ PAMELA J. MORET
       -----------------------------         ----------------------------------
Name:    William A. Stoltzmann            Name:  /s/ Pamela J. Moret
     -------------------------------           --------------------------------
Title:   Vice President                   Title: Vice President
      ------------------------------            -------------------------------

                                          AMERICAN EXPRESS FINANCIAL
                                          ADVISORS, INC.

Attest:  /s/ WILLIAM A. STOLTZMANN        By:     /s/ PAMELA J. MORET
       -----------------------------         ----------------------------------
Name:    William A. Stoltzmann            Name:   Pamela J. Moret
     -------------------------------           --------------------------------
Title:   Vice President                   Title:  Vice President
      ------------------------------            -------------------------------